SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 4, 2004

                            Pathfinder Bancorp, Inc.
          -------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

       Federal                        000-23601                 16-1540137
----------------------------     ---------------------      --------------------
 (State or other jurisdiction     (Commission File No.)        (I.R.S. Employer
   of incorporation)                                      Identification No.)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (315) 343-0057
                                                            --------------


                                 NOT APPLICABLE
         --------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


ITEM  5.  OTHER  EVENTS

On March 4, 2004, Pathfinder Bancorp, Inc. issued the enclosed press release regarding the announcement of a stock repurchase program.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

EXHIBIT  99        PRESS  RELEASE  DATED  MARCH  4,  2004



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           PATHFINDER  BANCORP,  INC.


Date:  March  17,  2004     By:  /s/  Thomas  W.  Schneider

                           -------------------------------------
                           Thomas  W.  Schneider
                           President  and  Chief  Executive Officer

                                  EXHIBIT  INDEX


The  following  Exhibit  is  filed  as  part  of  this  report:

Exhibit  99      Press  Release


                                   EXHIBIT  99

CONTACT:     Thomas  W.  Schneider
                        President  &  CEO

          James  A.  Dowd
                       Vice  President  &  CFO

FOR  IMMEDIATE  RELEASE

March  4,  2004


                       PATHFINDER BANCORP, INC. ANNOUNCES
                            STOCK REPURCHASE PROGRAM

Oswego, New York - Pathfinder Bancorp, Inc. announced today that it is commencing a stock repurchase program to acquire up to 42,000 shares of the Company's common stock, which represents approximately 5% of the publicly traded common stock outstanding. A prior plan announced in July 2003 expired on December 31, 2003.

Thomas W. Schneider, President and Chief Executive Officer of the Company, stated that the Board of Directors has authorized the repurchase program, which will expire on July 31, 2004. Mr. Schneider stated the Board of Directors believes that a redemption or repurchase of this type is in the best interests of the Company and its shareholders as a method to enhance long-term shareholder value.

According to Mr. Schneider, the repurchases are authorized to be made by the Company from time to time over the repurchase plan period as, in the opinion of management, market conditions warrant. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes.

Pathfinder  Bancorp,  Inc.  is  the mid-tier holding company of Pathfinder Bank.
Pathfinder Bank is a New York State chartered savings bank headquartered in Oswego, New York whose deposits are insured by the Federal Deposit Insurance Corporation. The Bank has six full service offices located in its market area within Oswego County.